Exhibit 10.27




                                THYMOSIN ALPHA 1

                              EXPANDED AND AMENDED

                                    LICENSE,
                             DEVELOPMENT AND SUPPLY
                                    AGREEMENT

                                     BETWEEN

                         SCICLONE PHARMACEUTICALS, INC.

                                       AND

                              SCHERING-PLOUGH K.K.


                                October 28, 1996

ARTICLE 1 DEFINITIONS............................................................................................2
ARTICLE 2 GRANT OF RIGHTS........................................................................................2

         2.1. License Grants.....................................................................................2

                  2.1.1 Alpha Technology and SciClone Technology.................................................2
                  2.1.2 SciClone Sublicensee Technology..........................................................2
                  2.1.3 Alpha Sublicensee Technology.............................................................2
                  2.1.4 SciClone Inventions:  Joint Inventions...................................................2
                  2.1.5 Trademarks...............................................................................2

         2.2. License Grant Limitations..........................................................................3

                  2.2.1 Exclusivity..............................................................................3
                  2.2.2 Prior Licensors..........................................................................3
                  2.2.3 Manufacturing Rights.....................................................................3
                  2.2.4 Trademarks...............................................................................3
                  2.2.5 Development Program......................................................................3

         2.3. Sublicensing.......................................................................................3

                  2.3.1 Co Marketing or Co Promotion Partner.....................................................3
                  2.3.2 Subcontracting...........................................................................4
                  2.3.3 Additional Indications...................................................................4

         2.4. Transfer of Technology.............................................................................4

ARTICLE 3 DEVELOPMENT PROGRAM....................................................................................4

         3.1. Coordination of the Development Program............................................................4

                  3.1.1 Development Coordinators.................................................................4
                  3.1.2 Meetings of Coordinators.................................................................5
                  3.1.3 Shared Reports...........................................................................5
                  3.1.4 Travel Costs.............................................................................5

         3.2. Visits to Facilities...............................................................................5
         3.3. Development Obligations of SPKK....................................................................6

                  3.3.1 SPKK Commitment..........................................................................6
                  3.3.2 Phase II Efficacy Trials.................................................................6
                  3.3.3 Chief Investigators; Study Centers.......................................................6
                  3.3.4 Intentionally Omitted....................................................................6
                  3.3.5 Development Reports; Notices.............................................................6
                  3.3.6 Trademarks...............................................................................6

         3.4. Development Obligations of SciClone................................................................7

                  3.4.1 Supply of TA 1 For Development Purposes..................................................7
                  3.4.2 Technical Assistance.....................................................................7
                  3.4.3 Development Efforts......................................................................7

         3.5. Regulatory Matters.................................................................................7

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

                  3.5.1 Compliance with Regulations..............................................................7
                  3.5.2 Regulatory Filings.......................................................................7
                  3.5.3 Adverse Events...........................................................................8
                  3.5.4 Maintenance of Records...................................................................8

         3.6. [*REDACTED]........................................................................................8
         3.7. Third Party Contracts..............................................................................8
         3.8. Co-Developer Status................................................................................8

ARTICLE 4 PROGRAM DATA; IMPROVEMENTS AND INVENTIONS..............................................................8

         4.1. Program Data Rights and Licenses...................................................................8
         4.2. Improvements.......................................................................................9

                  4.2.1 Development of Improvements..............................................................9
                  4.2.2 Transfer of Information..................................................................9

         4.3. Inventions.........................................................................................9
         4.4. License to SPKK Inventions and Joint Inventions...................................................10

ARTICLE 5 LICENSE PAYMENTS......................................................................................11

         5.1. Milestone Payment for CHB.........................................................................11
         5.2. Milestone Payment for CHC.........................................................................11
         5.3. Waiver of Certain Milestone Payments..............................................................11

ARTICLE 6 SUPPLY OF TA-1 MATERIAL AND MANUFACTURE OF LICENSED PRODUCTS..........................................11

         6.1. Manufacture and Supply of TA 1 Material...........................................................11
         6.2. Clinical Supply...................................................................................11
         6.3. Commercial Supply.................................................................................11

                  6.3.1 Commercial Supply Agreement.............................................................11
                  6.3.2 Cutbacks in Supply......................................................................12
                  6.3.3 SPKK Contingent Manufacturing Rights....................................................12
                  6.3.4 Specifications..........................................................................13
                  6.3.5 Product Introduction....................................................................13
                  6.3.6 Commercial Price........................................................................13
                  6.3.7 Payment.................................................................................13
                  6.3.8 Minimum Purchase Order..................................................................13
                  6.3.9 Effect of Improvements..................................................................13
                  6.3.10 Audit Rights...........................................................................14

         6.4. Final Processing of Licensed Products.............................................................14

ARTICLE 7 MARKETING AND SALES OF LICENSED PRODUCTS..............................................................14

         7.1. Marketing Coordinators............................................................................14
         7.2. Marketing Plan....................................................................................14
         7.3. Product Launch....................................................................................14


---------------------------------
*Omitted and filed separately with the Commissioner.

                                       ii

         7.4. Marketing of Licensed Products....................................................................14
         7.5. Pre-existing Royalties............................................................................15

ARTICLE 8 [INTENTIONALLY OMITTED................................................................................15
ARTICLE 9 REPRESENTATIONS AND WARRANTIES........................................................................15

         9.1. Mutual Representations and Warranties.............................................................15

                  9.1.1 Corporate Power.........................................................................15
                  9.1.2 Due Authorization.......................................................................15
                  9.1.3 Binding Agreement.......................................................................15

         9.2. Representations and Warranties of SPKK............................................................15
         9.3. Representations and Warranties of SciClone........................................................15

ARTICLE 10 CONFIDENTIALITY......................................................................................16

         10.1. Confidentiality..................................................................................16
         10.2. Exceptions.......................................................................................16
         10.3. Authorized Disclosure............................................................................17
         10.4. Third Party Beneficiary..........................................................................17
         10.5. Press Releases...................................................................................17
         10.6. Agreement Confidential...........................................................................17

ARTICLE 11 INTELLECTUAL PROPERTY................................................................................18

         11.1. Prosecution and Maintenance of Alpha Patents.....................................................18
         11.2. Prosecution and Maintenance of SciClone Patents..................................................18
         11.3. Joint Patent Applications or Inventions..........................................................19

                  11.3.1 Inventions.............................................................................19
                  11.3.2 Joint Inventions.......................................................................19
                  11.3.3 Abandonment............................................................................19
                  11.3.4 No Representation......................................................................19

         11.4. Assignments......................................................................................19

                  11.4.1 Inventions or Program Data.............................................................19
                  11.4.2 Joint Inventions.......................................................................20

         11.5. Patent Marking...................................................................................20
         11.6. Enforcement......................................................................................20
         11.7. Patent Term Extensions...........................................................................20
         11.8. Trademarks.......................................................................................20

                  11.8.1 Ownership of Marks.....................................................................20
                  11.8.2 Defense of Marks.......................................................................20
                  11.8.3 Registration...........................................................................21

ARTICLE 12 TERM; TERMINATION....................................................................................21

         12.1. Term.............................................................................................21
         12.2. Extension or Renewal; Right to Marks.............................................................21
         12.3. Termination by SciClone..........................................................................21


                                      iii
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         12.4. Termination by SPKK..............................................................................21

                  12.4.1 Termination Without Cause..............................................................22
                  12.4.2 Termination For Breach.................................................................23

         12.5. Effect of Termination............................................................................23

                  12.5.1 Survival...............................................................................23
                  12.5.2 Data Regulatory Filings................................................................23

         12.6. SciClone Retained Rights.........................................................................23

ARTICLE 13 INDEMNIFICATION......................................................................................23

         13.1. Indemnification by SPKK..........................................................................24
         13.2. Indemnification..................................................................................24

ARTICLE 14 DISCLAIMER OF WARRANTIES; FURTHER ACTION.............................................................24

         14.1. Disclaimers......................................................................................24

                  14.1.1 SciClone Disclaimer....................................................................24
                  14.1.2 SPKK Disclaimer........................................................................25

         14.2. Additional Documents.............................................................................25

ARTICLE 15 DISPUTE RESOLUTION; VENUE AND GOVERNING LAW..........................................................25

         15.1. Dispute Resolution...............................................................................25
         15.2. Governing Law, Jurisdiction and Venue............................................................25

ARTICLE 16 [INTENTIONALLY OMITTED...............................................................................26
ARTICLE 17 MISCELLANEOUS........................................................................................26

         17.1. Agreement Registration...........................................................................26
         17.2. Waiver...........................................................................................26
         17.3. Assignment.......................................................................................26
         17.4. Payments; Reports................................................................................26
         17.5. Notices..........................................................................................26
         17.6. Headings and Title...............................................................................27
         17.7. Amendment........................................................................................27
         17.8. Force Majeure....................................................................................27
         17.9. Government Approvals.............................................................................28
         17.10. Official Language...............................................................................28
         17.11. Independent Contractors.........................................................................28
         17.12. Severability....................................................................................28
         17.13. Cumulative Rights...............................................................................28
         17.14. Parties Advised by Counsel......................................................................28
         17.15. Entire Agreement................................................................................28
         17.16. Future Agreements...............................................................................29
         17.17. Counterparts....................................................................................29

                                       iv

                                THYMOSIN ALPHA I

                    EXPANDED AND AMENDED LICENSE, DEVELOPMENT
                              AND SUPPLY AGREEMENT


         THIS AGREEMENT (the "Agreement"), signed as of October 28, 1996 (the "Signing Date") and dated as of January 2, 1993 (the "Effective Date"), is made by and between SciClone Pharmaceuticals Inc., a California corporation ("SciClone"), and Schering Plough K.K., a Japanese corporation ("SPKK"), with reference to the following:

                               BACKGROUND RECITALS

         WHEREAS, SciClone has been granted certain license rights with respect to the development, use, sale and distribution of Thymosin Alpha 1 (or "TA 1," as further defined in Exhibit A) by SciClone or its sublicensees, within a specified territory, including Japan, and the manufacture and supply of TA 1, pursuant to that certain License and Supply Agreement by and between SciClone and Alpha 1 Biomedicals, Inc. ("Alpha"), dated as of September 21, 1990, as amended and restated pursuant to that certain License Agreement between SciClone and Alpha dated as of August 19, 1994 (collectively, the "Alpha Agreement"); and

         WHEREAS, SciClone owns or has rights to certain patents and patent applications relating to methods of treatment using TA 1, processes of making TA 1 and TA 1 composition of matter; and

         WHEREAS, SciClone's business strategy is to sublicense certain of the rights it possesses with respect to TA 1 to third parties for the development, distribution and sale of TA 1 within SciClone's licensed territory, including Japan; and

         WHEREAS, SPKK possesses significant scientific, business and marketing expertise and capabilities with respect to the research, development and commercialization of human pharmaceutical products in Japan, including products for the treatment of hepatitis in humans; and

         WHEREAS, SciClone and SPKK desire to expand and amend their long term, cooperative licensing and supply agreement, dated as of January 2, 1993, for the development and marketing of products incorporating TA 1 in Japan; and this Agreement supersedes and replaces said 1993 agreement in its entirety.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants and obligations set forth in this Agreement, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         The capitalized terms used herein but not separately defined herein shall have the meanings set forth in Exhibit A hereto.


                                    ARTICLE 2

                    GRANT OF RIGHTSARTICLE 2 GRANT OF RIGHTS

         2.1.     License Grants.

                  2.1.1 Alpha Technology and SciClone Technology. Subject to the terms of this Agreement, SciClone hereby grants to SPKK a right and license to practice and use the Alpha Technology and the SciClone Technology in the Field and in the SPKK Territory, (i) to use, test, evaluate and develop TA 1, and (ii) to use, perform Final Processing of, sell and distribute Licensed Products.

                  2.1.2 SciClone Sublicensee Technology. Subject to the terms of this Agreement, SciClone hereby grants to SPKK a right and license to practice and use the SciClone Sublicensee Technology in the SPKK Territory and in the Field, (i) to use, test, evaluate and develop TA 1, and (ii) to use, perform Final Processing of, sell and distribute Licensed Products.

                  2.1.3 Alpha Sublicensee Technology. Subject to the terms of this Agreement, SciClone hereby grants to SPKK a right and license to practice and use the Alpha Sublicensee Technology in the SPKK Territory and in the Field, (i) to use, test, evaluate and develop TA 1, and (ii) to use, perform (or have performed) Final Processing of, sell and distribute Licensed Products.

                  2.1.4 SciClone Inventions: Joint Inventions. Subject to the terms of this Agreement, SciClone hereby grants to SPKK a right and license to practice and use SciClone Inventions and Joint Inventions (as defined in Article 4) in the SPKK Territory and in the Field, in the course of testing, evaluating and developing TA 1 or using, performing (or having performed) Final Processing and all other activities necessary for the promoting, marketing, distributing and selling of Licensed Products.

                  2.1.5 Trademarks. Subject to the terms of this Agreement, SciClone hereby grants to SPKK a royalty free right and license to use the Marks in the SPKK Territory in connection with SPKK's development, testing, evaluating, using, promoting, marketing, distributing and selling of Licensed Products pursuant to Article 7.

         2.2.    License Grant Limitations.

                  2.2.1 Exclusivity. Except as otherwise expressly set forth in this Agreement, the rights and licenses granted pursuant to Section 2.1 shall be exclusive, even as to SciClone in the SPKK Territory.

                  2.2.2 Prior Licensors. SPKK acknowledges and understands that the Alpha Technology is licensed to SciClone by Alpha pursuant to the Alpha Agreement, and accordingly, that the rights to the Alpha Technology granted to SPKK hereunder are subject to the terms and conditions of the Alpha Agreement, including the retention of certain rights retained by Roche pursuant to the Roche Agreement and by the Universities pursuant to the Universities Agreement. SPKK further acknowledges that in no event shall the license grant contained in
Section 2.1.1 with respect to the Alpha Technology be construed as conferring upon SPKK any greater rights than are conferred upon SciClone by Alpha under the Alpha Agreement.

                  2.2.3 Manufacturing Rights. Excepting only as to the extent specified in Section 6.3.3 of this Agreement, no rights are granted to SPKK to make, have made or manufacture TA 1 Material. The parties acknowledge that Final Processing by SPKK is permitted and licensed pursuant to this Agreement, and Final Processing is not deemed to be an unlicensed manufacturing activity.

                  2.2.4 Trademarks. During the term of this Agreement, SciClone reserves the right to use the Marks worldwide in trade shows, scientific presentations, marketing presentations, general global advertising campaigns, and other circumstances to support and benefit the identity and marketing of Licensed Products.

                  2.2.5 Development Program. As specified in Article 3 of this Agreement, SciClone (or its permitted designee) is to participate in the Development Program in Japan, and SciClone therefore reserves the non-exclusive right in Japan to use any and all of the Alpha Technology, SciClone Technology, SciClone Sublicensee Technology, Alpha Sublicensee Technology, SciClone Inventions and Joint Inventions, but only to the extent it may be necessary to enable SciClone (or its permitted designee) to perform the obligations imposed on SciClone under Article 3 of this Agreement for completing the Development Program in Japan.

         2.3.    Sublicensing.



                 2.3.1 Co Marketing or Co Promotion Partner. Subject to obtaining consent from SciClone as set forth herein, SPKK shall have the right, in the SPKK Territory, (i) to enter into a Co Promotion or Co Marketing arrangement with any third party with respect to the sale and distribution of Licensed Products and to sublicense the rights granted pursuant to Section 2.1 to the extent necessary to effectuate such arrangement; and (ii) to sublicense any of the rights granted herein to any third party, with respect to any or all Licensed Products for any or all indications; provided, however, that SPKK shall give SciClone written notice of any such proposed Co Marketing or Co Promotion partner, or of any such sublicense, [*REDACTED]


                  2.3.2 Subcontracting. SPKK shall have the right to sublicense the rights granted in Sections 2.1.1(i), 2.1.2(i), 2.1.3(i), 2.1.4 and 2.1.5 to third parties for the purpose of subcontracting all or part of the commercial development, evaluation, testing and Final Processing of TA 1, and to sublicense the rights granted in Section 2.1.1(ii), 2.1.2(ii), 2.1.3(ii), 2.1.4 and

----------------------
*Omitted and filed separately with the Commissioner.

2.1.5 to the extent necessary to allow distributors, wholesalers and similar entities to market and sell Licensed Products and to allow end users to use Licensed Products.

                  2.3.3 Additional Indications. Pursuant to the Development Program described in Exhibit D hereto, SPKK and SciClone are pursuing development efforts for CHB and CHC indications. While SPKK is still pursuing development and/or commercialization of either CHB or CHC, if SciClone presents to SPKK all data then available to SciClone as to the use of the Alpha Technology and/or the SciClone Technology to reasonably support an additional indication within the Field in the SPKK Territory, then SPKK shall decide within one hundred twenty (120) days if SPKK wants to add to the Development Program the development work for said additional indication; and if SPKK decides not to so add said additional indication, then SPKK and SciClone shall consider the suitability and desirability of a sublicense arrangement for the development and commercialization of the Alpha Technology and/or the SciClone Technology for said indication in the SPKK Territory, taking into account the business needs of each party and to the extent practicable fully protecting SPKK's market for all Licensed Products, and SciClone shall not grant any such sublicense rights for said additional indications without SPKK's prior written consent, which consent may be withheld in SPKK's sole discretion.

         2.4.    Transfer of Technology

         Following the Effective Date and through the term of this Agreement, SciClone shall make available to SPKK all Alpha Technical Information, SciClone Technical Information, Alpha Improvements, Alpha Sublicensee Technology and SciClone Sublicensee Technology in SciClone's possession, subject to the terms of this Agreement.

                                    ARTICLE 3

                DEVELOPMENT PROGRAMARTICLE 3 DEVELOPMENT PROGRAM

         3.1.    Coordination of the Development Program.

                  3.1.1 Development Coordinators. To facilitate and coordinate the relationship of SciClone and SPKK with regard to the development work to be performed hereunder by SPKK and SciClone (the "Development Program", set forth in Exhibit D), SPKK and SciClone shall each appoint one (1) authorized representative (hereafter "Development Coordinators"). Except as otherwise agreed by the parties in writing, or as set forth in Section 7.1 hereof, all communications between the parties shall be made through the Development Coordinators. The Development Coordinators shall determine mechanisms required for the exchange of technical, business and regulatory information with respect to the Development Program, to the extent not fully set forth herein. From time to time as appropriate, the Development Coordinators may also determine and add to the Development Program (Exhibit D) by mutual agreement in writing the further implementing details, projects and tasks necessary to complete the development and to obtain the required regulatory approvals for sale and use of the Licensed Products in Japan. If the Development Coordinators deadlock for at least sixty (60) days on reaching a decision as to such implementing details, projects or tasks, then the subject of the deadlock shall be referred to the Chief Executive Officers of the parties (or their designees) for an additional sixty (60) days of negotiations, and if the deadlock is still not then resolved, the deadlock shall be resolved by binding arbitration in accordance with the provisions set forth in Exhibit J hereto.

                  3.1.2 Meetings of Coordinators. The Development Coordinators or such other representatives of the parties as are agreed shall meet in person (or by telephone if mutually agreed) as needed, but no less than once a month for one year after the Signing Date, and once every three (3) months thereafter, unless mutually agreed otherwise. Such meetings shall alternate between Japan and California except as otherwise agreed by the Development Coordinators. At such meetings, among other things, the parties will review the objectives (including the development of Licensed Products for indications other than CHC and CHB if mutually approved in writing by both parties), review funding requirements, protocols or procedures of or used in the Development Program, will discuss any additional objectives or funding requirements necessary for the implementation of the Development Program and commercialization of Licensed Products, and determine the occurrence of the milestone events described in Sections 5.1 and 5.2. SPKK (and to the extent applicable, SciClone) shall present an evaluation of the status of the Development Program at such meetings. Such meetings shall be in English, and at such times and places (alternating between Japan and California) as are agreed to by the parties and shall be conducted in person (or by telephone, facsimile or in any other manner as the parties shall agree). At such meeting, SPKK and SciClone shall each give their evaluation as to the progress of the implementing work for the Development Program, and SPKK and SciClone shall respond to each other's questions concerning the progress of the Development Program.

                  3.1.3 Shared Reports. Subject to the confidentiality provisions of Article 10, the parties shall freely share copies of technical reports and other written documentation, in Japanese, with English summaries at SPKK's expense, and make such oral presentations as may be necessary to fully evaluate the progress of the Development Program.

                  3.1.4 Travel Costs. The costs for travel and lodging to attend all meetings, including pursuant to Sections 3.1 and 7.1, shall be borne by the traveling party.

         3.2. Visits to Facilities Representatives of SciClone may, upon reasonable request and notice and at times and intervals reasonably acceptable to SPKK, (i) visit SPKK's or its sublicensee's facilities where the Development Program is being conducted, and (ii) in conjunction with SPKK's Development Coordinator, consult informally with personnel of SPKK conducting the Development Program during such visits, by telephone, facsimile transmission or such other manner as the parties shall agree.

         3.3.    Development Obligations of SPKK.

                  3.3.1 SPKK Commitment Conditioned upon the availability to SPKK of necessary TA 1 Material, SPKK hereby commits to use diligent efforts and to work diligently with SciClone (or its designee), consistent with accepted business practices and legal requirements in Japan, to develop Licensed Products for CHB and CHC in the SPKK Territory as set forth herein and in Exhibit D hereto and as the Development Program is supplemented in the future as specified in Section 3.1.1 hereof; provided, however, that where SPKK can demonstrate to

SciClone's reasonable satisfaction that sound medical and scientific grounds exist for SPKK not to complete such development of any such Licensed Product(s), SPKK shall not be so obligated; and provided further, [*REDACTED] SPKK agrees to provide scientific, technical, clinical and regulatory personnel, equipment, time and resources to the development of Licensed Products sufficient to meet its obligations hereunder. Further, SPKK agrees to communicate promptly to SciClone the progress and status of said development activities.

                  3.3.2 Phase II Efficacy Trials. The parties acknowledge and understand that SPKK initiated development efforts with respect to TA 1 in CHB prior to the Signing Date, and has nearly completed a Phase II efficacy clinical trial for CHB. SPKK agrees to use diligent efforts [*REDACTED] for CHC as set forth in the Development Program in Exhibit D.

                  3.3.3 Chief Investigators; Study Centers. For any multi center Phase II and Phase III clinical trials which may be agreed upon by the parties hereto, one or more chief investigators shall be selected [*REDACTED] as well as the identity of such centers.

                  3.3.4     Intentionally Omitted.

                  3.3.5 Development Reports; Notices. SPKK will prepare and deliver to SciClone, in English, beginning January 30, 1997, and on or before January 30 of each year thereafter, an annual development plan for TA 1 in CHC and CHB and such other indications as are agreed upon by the parties, as well as quarterly progress reports within thirty (30) days after the end of each calendar quarter. SPKK shall notify SciClone upon the conclusion of each phase of clinical trials with respect to a given indication.

                  3.3.6 Trademarks. Except as otherwise agreed in writing, SPKK agrees and acknowledges that SPKK and its permitted sublicensees shall use only the Marks and no other trademarks in connection with the development and testing of Licensed Products.

         3.4.    Development Obligations of SciClone.

                  3.4.1 Supply of TA 1 For Development Purposes. SciClone agrees to supply SPKK with its requirements for TA 1 Material for SPKK's development efforts [*REDACTED] in accordance with Section 6.2.

                  3.4.2 Technical Assistance. SciClone shall provide technical assistance as requested by SPKK, as agreed upon by the parties and subject to reasonable availability of resources. SPKK and SciClone shall [*REDACTED] incurred by SciClone after the Signing Date in supplying such technical assistance. SciClone agrees and acknowledges that the costs associated with SciClone's attendance at all other meetings which take place, including, without limitation, pursuant to Sections 3.1 and 7.1 hereof, shall not be the responsibility of SPKK, but shall be borne by SciClone.

                  3.4.3 Development Efforts. SciClone (or its designee) shall work diligently with SPKK, consistent with the terms of this Agreement and with accepted business practices and legal



----------------------
*Omitted and filed separately with the Commissioner.

requirements in Japan, to develop Licensed Products, and agrees to provide scientific, technical, clinical and regulatory personnel, time and resources sufficient to meet its obligations hereunder.

         3.5.     Regulatory Matters.

                  3.5.1 Compliance with Regulations. Both parties hereto shall conduct their efforts hereunder in compliance with all applicable GLPs, GMPs and GCPs and other applicable regulatory requirements.

                  3.5.2 Regulatory Filings. SPKK shall prepare and file, and shall be the owner of all filings with the MHW and any other Japanese regulatory authorities with respect to the Licensed Products (the "Regulatory Filings"), and SPKK shall be responsible for processing such applications through the approval process; provided, however, that, to the extent permitted under Japanese law and regulations, both SPKK and SciClone (or its designee) shall be co-parties of record with the MHW for all such Regulatory Filings. SciClone shall have rights of consultation with SPKK personnel responsible for Regulatory Filings with respect to the preparation and submission of such Regulatory Filings, and SciClone shall cooperate with SPKK in such manner as SPKK may reasonably request to assist in obtaining regulatory approval for such Licensed Products or Improvements. SPKK shall promptly deliver to SciClone copies, in Japanese, of all Regulatory Filings and correspondence with the Japanese regulatory authorities related thereto, and summaries of all such Regulatory Filings and correspondence, in English, [*REDACTED]. SPKK shall deliver English language translations of significant and relevant portions of any Regulatory Filings and correspondence at which SciClone may reasonably require in connection with its rights or obligations in Japan under this Agreement, at the joint and equal expense of SPKK and SciClone.

                  3.5.3 Adverse Events. The parties shall advise each other of any Adverse Event to the use of TA 1, either as a result of its development efforts hereunder, or otherwise, as set forth in Exhibit E hereto.

                  3.5.4 Maintenance of Records. SPKK shall maintain records with respect to the Program Data in sufficient detail and in good scientific manner appropriate for Japanese regulatory approval purposes and as will reflect all studies conducted and results achieved by SPKK in the course of the Development Program.

         3.6.    [*REDACTED]

         3.7. Third Party Contracts. As to any contract for work to be performed by third parties [*REDACTED], said contract shall be submitted to both parties (in an English translation) for review, comment and approval prior to a party entering into the contract, which approval shall not be withheld or delayed unreasonably.

         3.8. Co-Developer Status. Notwithstanding SPKK's ownership interests, to the extent permitted by applicable Japanese law or regulations, it is the intention and agreement of the



----------------------
*Omitted and filed separately with the Commissioner.

parties that SciClone (or its designee) and SPKK shall be co developers and co parties of record for the Program Data, the Regulatory Filings, and any applicable governmental approvals or licenses for the manufacture, use and/or sale of Licensed Products in Japan. To the extent that applicable Japanese law or regulation permits such co developer status or co parties of record status only through some special arrangement or mechanism (such as SciClone using an in country caretaker or CRO agent, or SciClone or its designee performing at least 10% of the work, or SciClone assigning or sublicensing certain obligations to a designee, or some other arrangement), then SciClone may implement such an arrangement or mechanism, notwithstanding anything to the contrary contained elsewhere in this Agreement. The intention and effect of said co developer status or co parties of record status is to enable SciClone (or its designee) to be in a position, immediately upon any termination of SPKK's exclusive license rights under this Agreement, to market and sell Licensed Products in Japan without any delay.

                                    ARTICLE 4

                    PROGRAM DATA; IMPROVEMENTS AND INVENTIONS

         4.1. Program Data Rights and Licenses All right, title and interest in and to the Program Data shall reside solely with SPKK; provided, however, that SPKK hereby grants to SciClone:

                      (a) an exclusive, even as to SPKK, royalty free, perpetual license, with the right to sublicense to the SciClone Sublicensees, to use such Program Data within the SciClone Territory solely for SciClone's development, marketing and sale of TA 1 products in the SciClone Territory, including marketing activities and governmental filings for regulatory approvals and patent filing, prosecution and maintenance;

                      (b) a perpetual, exclusive (even as to SPKK) license to use such Program Data outside the SPKK Territory and the SciClone Territory solely for the development, marketing and sale of TA 1 products, with the right to sublicense to Alpha, the Alpha Sublicensees and Roche, subject to the negotiation in good faith of the consideration for such sublicense (whether in the form of royalties or license fees) by SciClone and SPKK, at the time of any such sublicense grant, based upon the commercial value of such Program Data and SPKK's overall licensing policies; and

                      (c) with respect to any license granted to SciClone under Sections 4.1(a) or (b) above which relates to or is derived from Intron A, said license shall be only to develop (including the governmental filings set forth in Paragraph 4.1(a) above), market and sell TA-1, and said license is subject to the consent of SPKK, which consent can be withheld only if SPKK (or any of its Affiliates) reasonably determines that such license would have a significant negative impact on the sales of Intron A either in Japan or worldwide.

         SPKK  will make  available  to  SciClone  any and all  Program  Data it generates or acquires, in its original form, together with an English translation paid for equally by SPKK and SciClone. The foregoing grants to SciClone shall not inhibit or otherwise impair rights of SPKK or any of its Affiliates to use the program data to develop, market, sell and use INTRON-A in any country in the world.

         4.2.    Improvements.

                  4.2.1 Development of Improvements. Subject to and consistent with the other terms of this Agreement, SPKK and SciClone each agree to cooperate with respect to Improvements, including expansion of the indications for TA l, improving TA l's efficacy and enhancing TA l's proprietary position.

                  4.2.2 Transfer of Information. SPKK and SciClone shall each cooperate to fully disclose to the other (but only where such disclosure would not adversely affect attainment of patent protection), within sixty (60) days after the Signing Date and on an ongoing basis, any and all Improvements, including, without limitation, all data, materials, copies of notebooks, know how, related patent applications and the like related thereto.

        4.3. Inventions. Each party acknowledges and agrees that any and all Inventions arising from any Improvements that are made or discovered pursuant to this Agreement solely by its employees or agents shall be owned solely by it (the "SPKK Inventions" or the "SciClone Inventions" as the case may be) and that any and all Inventions made jointly by employees or agents of each pursuant to this Agreement shall be jointly owned ("Joint Inventions"), all as determined in accordance with U.S. laws of inventorship; provided, however, that in the event of any conflict between U.S. law and the applicable laws of Japan which arises in the course of the prosecution in Japan of any patent application on any SPKK Invention or Joint Invention, the applicable laws of Japan shall control. Notwithstanding the foregoing, with respect to Japan, any Inventions arising from Improvements made or discovered pursuant to this Agreement relating to or derived from Intron A or treatment, alone or in combination with other pharmaceutical compositions, with Intron A, shall be solely owned by SPKK, provided, however, said ownership by SPKK is not necessarily indicative of, or is to be construed as an admission as to, inventorship or priority of inventorship of any invention, including without limitation, existing patents and pending patent applications worldwide to which SciClone has rights.

         4.4.   License to SPKK Inventions and Joint Inventions.

                      (a) Subject to the terms and conditions of this Agreement, including, in particular, Sections 4.4(b) and 6.3.9, SPKK hereby grants to
SciClone:

                            (i) an  exclusive,  even as to SPKK,  royalty  free,
perpetual license to practice and use the SPKK Inventions and the Joint Inventions, within the SciClone Territory, with the right to sublicense to the SciClone Sublicensees which use shall include, without limitation, marketing activities and governmental filings for regulatory approvals and patent filing, prosecution and maintenance, for SciClone's development and marketing of TA 1 products in the SciClone Territory; and

                            (ii) a perpetual,  non exclusive license to practice
and use the SPKK Inventions and the Joint Inventions, outside the SPKK Territory and the SciClone Territory, with the right to sublicense to Alpha, the Alpha Sublicensees and Roche.

         The foregoing grants to SciClone shall not inhibit or otherwise impair the rights of SPKK or any of its Affiliates to use SPKK inventions and/or the Joint Inventions to develop, market, sell and use INTRON-A in any country in the world. As to any sublicenses granted after the Signing Date under subparagraphs
(i) or (ii) above, SciClone shall diligently seek to obtain fair and reasonable compensation for the granting of such sublicenses, and shall share with SPKK a fair and reasonable portion of any compensation which SciClone receives from any such sublicensee, [*REDACTED] and a reasonable portion of any other non-royalty consideration received by SciClone from such sublicensee. SciClone and SPKK shall negotiate in good faith to determine the reasonable portion of said consideration to be paid to SPKK, based upon, and taking into full account, all relevant legal and factual matters, considerations, and relative contributions related to the sublicense transaction. If the parties are unable to reach agreement as to the proportion to be paid by SciClone to SPKK, then said portion shall be determined pursuant to the dispute resolution provisions set forth in
Article 15 of this Agreement.

         The parties acknowledge that the rights granted in clause (ii) above have been extensively negotiated, reflect SPKK's expressed concern that the SPKK Inventions and the Joint Inventions not flow into the hands of its competitors or potential competitors without compensation, and reflect SciClone's commercially reasonable efforts to obtain for Alpha, Roche and the Alpha
Sublicensees rights to the SPKK Inventions and the Joint Inventions in accordance with the Alpha Agreement.

                      (b) With respect to any license  granted to SciClone under
Section 4.4 (a) above which relates to or is derived from Intron A, said license shall be only to develop, market and sell TA-1, and said license is subject to the consent of SPKK, which consent can be withheld only if SPKK (or any of its Affiliates) reasonably determines that such license would have a significant negative impact on the sales of Intron A either in Japan or worldwide.


                                    ARTICLE 5

                                LICENSE PAYMENTS

         5.1. Milestone Payment for CHB. Except as provided in Section 5.3, SPKK shall make to SciClone the following non refundable CHB milestone payment [*REDACTED].

         5.2. Milestone Payment for CHC. Except as provided in section 5.3, SPKK shall make to SciClone the following non refundable CHC milestone payment [*REDACTED].

         5.3. Waiver of Certain Milestone Payments. In the event SPKK is successful in obtaining an extension to Japanese Patent No. [*REDACTED], contained in the Alpha Patents (whether by actions relating solely to such patent or by more general lobbying efforts with respect



----------------------
*Omitted and filed separately with the Commissioner.

to changes in Japanese patent law), [*REDACTED]. SPKK acknowledges and agrees that in the event such an extension is obtained primarily for reasons unrelated to actions on the part of SPKK, the waiver set forth above shall not apply.

                                    ARTICLE 6

          SUPPLY OF TA-1 MATERIAL AND MANUFACTURE OF LICENSED PRODUCTS

         6.1. Manufacture and Supply of TA 1 Material. SciClone warrants and represents that as of the Signing Date it has the right under the terms of the Alpha Agreement (as amended) to make, manufacture, synthesize or otherwise produce or have made, manufactured, synthesized or otherwise produced TA 1 Material.

         6.2. Clinical Supply. SciClone shall use diligent efforts to cause to be supplied to SPKK, [*REDACTED] such amounts of TA-1 Material necessary to conduct preclinical and clinical studies pursuant to the Development Program and to obtain regulatory approval for Licensed Products. SPKK will provide SciClone with rolling six (6) month forecasts of its clinical requirements for TA-1 Material on a quarterly basis, beginning within thirty (30) days after the Signing Date.

         6.3. Commercial Supply.

                  6.3.1 Commercial Supply Agreement. SciClone agrees that it will use diligent efforts for it or its designated Affiliate to manufacture and sell, and SPKK will purchase from SciClone or SciClone's designated Affiliate, all of SPKK's reasonable commercial requirements of (i) TA 1 Material; and (ii) in the event that SPKK notifies SciClone that it is unable to perform all aspects of the Final Processing of TA 1 Material to produce Licensed Products, such other unfinished materials prepared from TA 1 Material (e.g., lyophilized TA 1 Material) as to enable SPKK to produce Licensed Products, regardless of the number of filed NDA(s) and marketing methods used for Licensed Products. Such supply shall be pursuant to a commercial supply agreement to be negotiated in good faith between the parties, which agreement adequately reflects both SPKK's needs for TA 1 Material and SciClone's available resources and commitments (the "Commercial Supply Agreement"). Negotiation for said Commercial Supply Agreement shall be commenced within thirty (30) days after, and shall be completed within twelve (12) months after, the filing of the first NDA with respect to a Licensed Product. Such Commercial Supply Agreement will incorporate those terms substantially as set forth below with respect to commercial supply of TA 1 Material and other unfinished material to be supplied by SciClone, if any, as well as certain additional terms related to ordering and delivery of TA 1
Material and other unfinished material to be supplied by SciClone, if any, forecasts, compliance with specifications, and inspection, acceptance, and return of TA 1 Material and other unfinished material to be supplied by SciClone, if any, as outlined in Exhibit H, and other provisions customary to this kind of contract in the pharmaceutical industry.


----------------------
*Omitted and filed separately with the Commissioner.

                  6.3.2 Cutbacks in Supply. In the event SciClone is unable to supply, or cause to be supplied, to SPKK and the SciClone Sublicensees all of each of their reasonable commercial requirements of TA 1 Material, SciClone shall decrease the amount to be supplied to each SciClone Sublicensee and SPKK proportionately according to the prior sales of each of them.

                  6.3.3 SPKK Contingent Manufacturing Rights. Subject to the terms of the Alpha Agreement, and to the terms of this Agreement, SciClone hereby grants to SPKK a sublicense of its rights under the Alpha Agreement to make, manufacture, synthesize or otherwise produce or have made, manufactured, synthesized or otherwise produced, SPKK's commercial requirements of TA 1 Material, which sublicense shall become effective if and only if:

                      (i) either:

                      (a) SciClone determines that it is not reasonably able to supply, or arrange to supply, all of SPKK's reasonable commercial requirements of TA 1 Material; or

                      (b) SciClone is unable to supply SPKK's reasonable commercial requirements of TA 1 Material in such amounts and for such period of time as is agreed upon by the parties at the time of negotiation of, and as set forth in, the Commercial Supply Agreement; or

                      (c)  SciClone  and  SPKK  have   reasonably   agreed  such
sublicense shall become effective; and

                              (i) the  parties  have  agreed,  pursuant  to good
faith negotiations, to a mechanism (including the royalty payable to SciClone as set forth in Section 6.3.6 hereof) for minimizing any adverse financial effects to either party that may result from the cessation of supply of TA 1 Material by SciClone and the conferral of such contingent manufacturing rights upon SPKK; and

                              (ii)  SciClone  shall be permitted to resume being
the exclusive manufacturer and supplier of TA 1 Material as soon as is reasonably feasible, subject to: (i) reasonable and appropriate arrangements being made to enable SPKK to recover or amortize its start up costs (including without limitation the costs of additional clinical or other trials)incurred to replace on a temporary basis SciClone as the manufacturer and supplier of the TA 1 Material; and (ii) the requirements of Japanese law or regulations.

                  6.3.4 Specifications. All TA 1 Material manufactured and supplied hereunder shall be manufactured in conformity with the Specifications and in compliance with applicable Japanese rules and regulations, including cGMPs. The parties understand and agree that the Specifications may be revised or supplemented from time to time and as agreed by the parties, or in order to comply with government regulations or to take into account Improvements, Alpha Improvements, Alpha Sublicensee Improvements and SciClone Sublicensee Improvements, where and to the extent the same has been licensed to the party then manufacturing TA 1 Material.

                  6.3.5 Product Introduction. During the first six (6) months after the first public announcement of the introduction of a Licensed Product for commercial use, SPKK shall purchase from SciClone TA 1 Material to be used for marketing and promotion of such Licensed Product[*REDACTED] and in such amounts and at such prices as are set forth in the Commercial Supply Agreement.

                  6.3.6 Commercial Price. [*REDACTED] SPKK shall use good faith and commercially reasonable efforts to obtain from MHW the most favorable price for Licensed Products and SPKK shall consult with SciClone and keep SciClone fully informed concerning these efforts with MHW. [*REDACTED]

                  6.3.7 Payment. Payment for commercial requirements of TA 1 Material ordered hereunder shall be made in accordance with the terms of the Commercial Supply Agreement.

                  6.3.8 Minimum Purchase Order. SPKK acknowledges and agrees that during the term of this Agreement it shall be obligated to purchase from SciClone such quantities of TA 1 Material as are consistent with commercially reasonable efforts to market and sell Licensed Products. The Commercial Supply Agreement for each Licensed Product shall set forth SPKK's estimated purchase requirements for TA 1 Material for [*REDACTED]. During the term of the Commercial Supply Agreement SPKK will, at least [*REDACTED] prior to the beginning of each calendar quarter prepare and provide to SciClone rolling estimated purchase requirements for TA 1 Material for [*REDACTED] period beginning on the first day of the quarter [*REDACTED]. Estimated purchase requirements will be based on past sales and future sales forecasts generated by SPKK for Licensed Products. Each of SPKK and SciClone acknowledge and agree that for each such estimate the [*REDACTED] purchase requirements set forth therein shall be binding on both parties, and that the remainder of such estimates shall be non binding and are provided for information purposes only.

                  6.3.9 Effect of Improvements. The parties agree that in the event any Improvement, Alpha Improvement, SciClone Sublicensee Improvement or Alpha Sublicensee Improvement has the effect of reducing the cost of processing, manufacturing or producing TA-1 Material, the parties shall negotiate a new Commercial Price so as to ensure, so far as is practicable, that the parties share equally in the economic benefit of such Improvement.

                  6.3.10 Audit Rights. SciClone and SPKK each agree to keep proper records and books of account and all proper entries therein relating to the manufacture, supply and Final Processing of Licensed Products. Either party may cause an audit to be made of the applicable records of the other party in order to verify any price, costs or statements rendered hereunder, at the auditing party's expense.

         6.4. Final Processing of Licensed Products SPKK will be responsible for and assume all costs associated with Final Processing, quality control, and storage of Licensed Products. [*REDACTED]


----------------------
*Omitted and filed separately with the Commissioner.

                                    ARTICLE 7

                    MARKETING AND SALES OF LICENSED PRODUCTS

         7.1. Marketing Coordinators. No later than six months before the estimated date of first commercial sale of the first Licensed Product hereunder, the parties shall each appoint one authorized representative (hereinafter "Marketing Coordinator") for the exchange of all communications related to the promotion and marketing of Licensed Products in the SPKK Territory. To facilitate the commercialization of each Licensed Product in the SPKK Territory, the Marketing Coordinators, or such other representatives of the parties as are agreed, shall meet as needed, but no less than once every six (6) months. Such meetings shall be at times and places agreed to by SPKK and SciClone. At such meetings the parties will review the Budget, discuss the Marketing Plan, coordinate the marketing objectives therein, set priorities thereunder, discuss and define the Specifications and quality control of Licensed Products. SciClone agrees that final decisions as to the promotion and marketing of Licensed Products shall be made by SPKK, after giving due consideration to SciClone's input.

         7.2. Marketing Plan. SPKK will prepare and deliver to SciClone [*REDACTED] a marketing plan for each of the Licensed Products (the "Marketing Plan").

         7.3. Product Launch. Upon gaining the necessary regulatory, pricing and reimbursement approvals, SPKK agrees to work diligently, consistent with accepted business practices and legal requirements, to launch, promote, and commercialize each Licensed Product, devoting a comparable degree of attention and diligence to such promotion efforts as it devotes to the promotion of its other pharmaceutical products of comparable market potential.

         7.4. Marketing of Licensed Products. SPKK agrees and acknowledges that as a condition to the license rights contained in this Agreement, SPKK and its permitted sublicensees shall use only the Marks in connection with the sale or advertising of Licensed Products, provided, however, that where SPKK offers good cause as to why a Mark is unsuitable for commercialization of Licensed Products in the SPKK Territory, SciClone shall file for and maintain, at its expense, during the term of this Agreement, variations on any Mark [*REDACTED] to ensure the optimal trademark for the SPKK Territory. SPKK and SciClone will discuss and decide jointly prior to filing of the initial NDA with respect to a Licensed Product whether it is most advantageous to the parties to market Licensed Products under a single or multiple Mark.

         7.5. Pre-existing Royalties. SPKK, or its designee, shall pay directly to such third parties all royalties due to third parties on SPKK's Net Sales of Licensed Products, including those due to the Universities, Roche and Alpha pursuant to the Alpha Agreement, as set forth in Exhibit I; provided, [*REDACTED] of SPKK's Net Sales in any calendar year; and provided, further, that in the event any such third party royalty shall expire or decline, SPKK's obligation hereunder shall be adjusted accordingly.


----------------------
*Omitted and filed separately with the Commissioner.

                                    ARTICLE 8

                             [INTENTIONALLY OMITTED]


                                    ARTICLE 9

                         REPRESENTATIONS AND WARRANTIES

         9.1.  Mutual   Representations   and  Warranties.   Each  party  hereby
represents and warrants:

                  9.1.1 Corporate Power. Such party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  9.1.2 Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  9.1.3 Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         9.2. Representations and Warranties of SPKK. SPKK represents and warrants that it has had the opportunity to fully review, and has finally reviewed the Alpha Agreement and the Prior Agreements and understands the terms and conditions stated therein.

         9.3. Representations and Warranties of SciClone. SciClone represents and warrants that it will use its best efforts to comply with the Alpha Agreement to the extent necessary to avoid termination of the rights of SPKK to develop and commercialize Licensed Products in the SPKK Territory. SciClone further represents and warrants that to its best knowledge the Marks are valid and subsisting and that SciClone has received no actual notice that any of the Marks infringe the rights of any third party.

                                   ARTICLE 10

                                 CONFIDENTIALITY

         10.1. Confidentiality. During the term of this Agreement, and thereafter, each party hereto will maintain in confidence all Confidential Information disclosed by the other party hereto. Neither party will use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the disclosing party will obtain prior written agreement from its employees, agents, consultants or clinical investigators to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect its own trade secrets or proprietary information to ensure that such employees, agents, consultants and clinical investigators do not disclose or make any unauthorized use of such Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

         10.2. Exceptions. Confidential Information shall not include any information which:

                                (i) was already  known to the  receiving  party,
other than under an obligation of confidentiality to the disclosing party, at the time of disclosure by the other party;

                                (ii) was  generally  available  to the public or
otherwise part of the public domain at the time of its disclosure to the other party;

                                (iii) becomes generally  available to the public
or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving party in breach of this Agreement;

                                (iv) was disclosed to the receiving party, other
than under an obligation of confidentiality, by a Third Party who had no obligation to the other party not to disclose such information to others;

                                (v) is required to be disclosed in a judicial or
administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted; or

                                (vi) is subsequently and independently developed
by employees, consultants or agents of the disclosing party without the aid, application or use of any Confidential Information.

         10.3. Authorized Disclosure. Each party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation or complying with applicable governmental regulations, provided that if such party is required to make any such disclosure of the Confidential Information it will to the extent practicable give reasonable advance notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information required to be disclosed. To the extent necessary to perform its obligations under this Agreement, SPKK may disclose (subject to the confidentiality restrictions contained herein) Confidential Information to investigators and third party contractors, such as potential lyophilization contractors, or suppliers of materials required for lyophilization and finishing of TA l Material for preclinical and clinical studies (provided such investigators and third parties execute confidentiality agreements containing terms no less strict than those contained herein).

         10.4. Third Party Beneficiary. The parties agree that Alpha is a third party beneficiary of this Agreement, but only as it relates to "Confidential Information" as defined under the Alpha

Agreement, and that Alpha is entitled to enforce each and every provision of this Agreement pertaining to such "Confidential Information" as if it were a party hereto.

         10.5. Press Releases. Prior to the Signing Date, SciClone has furnished to SPKK a form of press release which SciClone is required by law to make with respect to this Agreement, which press release has been approved by SPKK. Any additional or subsequent press releases by SciClone or SPKK with respect to this Agreement or the subject matter hereof, or any right, obligation or development thereunder (including, without limitation, any result of or development under the Development Program), shall be subject to the prior review and approval by the other party, which approval shall not be unreasonably withheld or delayed. Under no circumstance shall either party hereto quote or speak on behalf of the other party without the specific written permission of such other party. Notwithstanding anything to the contrary, if the applicable laws or governmental regulations obligate a party to issue a press release, the party shall be entitled to do so, although the party first shall use good faith efforts to submit to the other party a draft of the proposed press release and to give due consideration to any suggested revisions recommended by the other party.

         10.6. Agreement Confidential. The parties agree that the contents of this Agreement shall constitute Confidential Information, and as such, will not be disclosed by either party without the prior written consent of the other, except as required by law or prior contractual obligation, and provided that such written consent will not be unreasonably delayed or withheld. SPKK understands and acknowledges that SciClone is obligated to file a copy of this Agreement with the United States Securities and Exchange Commission, and SciClone is authorized to do so without prior consent from SPKK. SciClone shall request the Securities and Exchange Commission to give confidential treatment to sensitive provisions of this Agreement, and will consult with SPKK concerning such provisions. The parties agree that information concerning this Agreement which is made public in accordance with the provisions of Sections 10.5 and 10.6 hereof may be repeated at subsequent times and in subsequent forms without the need for prior consent from either party.


                                   ARTICLE 11

                              INTELLECTUAL PROPERTY

         11.1. Prosecution and Maintenance of Alpha Patents. The Alpha Patents shall be prosecuted and maintained by SciClone, Alpha or Roche, as provided under the Alpha Agreement. In the event SciClone receives notification from Alpha that it does not choose to continue prosecution of one or more of the Alpha Patents and is able to transfer such rights to SciClone, SciClone shall either take such actions as are necessary to prosecute or maintain such patent application or patent, at its expense, or, where practicable, shall give SPKK not less than two (2) months' notice before any relevant deadline and SPKK shall have the right to pursue, at its expense, prosecution of such patent application or maintain such patent. In such event SciClone shall promptly assign its rights therein to SPKK, subject to the rights retained by Alpha and Roche pursuant to
Section 10.1 of the Alpha Agreement. The transfer of any patent rights hereunder shall not effect in any way SPKK's obligations to make all payments set forth in this Agreement. In the event of termination or expiration of this Agreement pursuant to Article 12, SPKK shall re assign any such patent or patent application to SciClone upon SciClone's request and pursuant to Alpha's request of the same from SciClone, to the extent practicable within thirty (30) days after the date of such termination or expiration and upon reimbursement by SciClone to SPKK of all costs incurred by it for the prosecution and maintenance of such patents or patent applications.

         11.2. Prosecution and Maintenance of SciClone Patents. SciClone Patents shall be prosecuted and maintained by SciClone, at its expense; provided, that in the event SciClone elects not to pursue prosecution of any patent or patent application contained in the SciClone Patents, SciClone shall give SPKK not less than two (2) months' notice before any relevant deadline and SPKK shall have the right to pursue, at its expense, prosecution of such patent application. In such event SciClone shall promptly assign its rights therein to SPKK. The transfer of any patent rights hereunder shall not effect in any way SPKK's obligations to make all payments set forth in this Agreement.

         11.3. Joint Patent Applications or Inventions.

                  11.3.1 Inventions. Each of SciClone and SPKK shall be free to determine those SciClone Inventions or SPKK Inventions, respectively, upon which it chooses to file one or more patent applications in accordance herewith. In the event SciClone or SPKK determines to file a patent application with respect to any SciClone Invention or SPKK Invention, respectively, that party shall conduct such patent prosecution process (including interferences and foreign oppositions) according to its own internal standards so as to most effectively cover such Invention for use by both SciClone and SPKK. The other party shall have full rights of consultation with the filing party's counsel and any outside patent attorney with respect to a patent application on any Invention. The filing party shall also promptly deliver to the other party copies of all patent applications, amendments, related correspondence and other related matters. All expenses associated with the prosecution and maintenance of all patent applications described herein shall be borne by the filing party.

                  11.3.2    Joint Inventions. The parties will jointly determine
whether to seek patent protection for any Joint Invention. SciClone shall have the responsibility for promptly filing patent applications on Joint Inventions. The expense of preparing, filing, prosecuting and maintaining patent applications on Joint Inventions shall be borne [*REDACTED]. All such joint patent applications shall be mutually approved by the parties and filed in the name of SciClone and SPKK, or their designees, [*REDACTED]. In the event the parties do not mutually agree to proceed with a patent application on a Joint Invention, the party wishing to file may do so at its own expense.

                  11.3.3 Abandonment. In the event either party elects not to pursue prosecution of a patent application described in Section 11.3.1 or 11.3.2 above (including any foreign counterpart application of a U.S. patent application filed) or pay any annuity as it becomes due, such party shall give the other party not less than two (2) months' notice before any relevant deadline and such other party shall have the right to pursue, at its expense, prosecution of such


----------------------
*Omitted and filed separately with the Commissioner.

patent application. In such event the abandoning party shall promptly assign its rights therein to the other party.

                  11.3.4 No Representation. Each party specifically excludes any representation or warranty, express or implied, that it will successfully obtain any patent on any Invention or Joint Invention.

         11.4.   Assignments.

                  11.4.1 Inventions. or Program Data Each party to which any portion of the Inventions or Program Data vests other than as intended and set forth in this Agreement shall, to the extent required by the intent or provisions herein, immediately assign to the other such right, title, and interest therein. Each party agrees to cooperate with the other and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the other's ownership interest in accordance with the intent of this Article 11, including, without limitation, the execution of necessary and appropriate instruments of assignment.

                  11.4.2 Joint Inventions. Each party agrees not to assign any rights to the Joint Inventions (except to its Affiliates) without the prior written consent of the other party.

         11.5.   Patent   Marking.  SPKK  shall  mark  all   Licensed   Products
manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

         11.6. Enforcement. In the event SciClone or SPKK becomes aware of any actual or threatened infringement or misappropriation of any Alpha Technology, SciClone Technology, Alpha Sublicensee Technology, SciClone Sublicensee Technology or Improvements, that party shall promptly notify the other. In the case of infringement of Alpha Technology, the parties acknowledge that pursuant to Section 13.2 of the Alpha Agreement, SciClone shall have the first right to bring an infringement action against the third party infringer. To the extent allowed under Section 13.2 of the Alpha Agreement, Alpha shall have the right to bring such an action in the event SciClone elects not to bring such an infringement action. In the further event that Alpha elects not to pursue such infringement action, it shall so notify SPKK, in which event SPKK shall have the right to bring such action, at its own expense, and in accordance with the requirements of Section 13.2 of the Alpha Agreement.

         11.7. Patent Term. Extensions SciClone and SPKK shall reasonably cooperate to obtain the benefits of any patent term extension which may be available for any patent subject to this Agreement.

         11.8.   Trademarks.

                  11.8.1 Ownership of Marks. SPKK hereby acknowledges SciClone's ownership of the Marks and covenants that SPKK shall not contest or challenge, directly or indirectly, the validity of the Marks at any time. Such Marks shall bear the designation TM or the designation R within a circle, as specified by SciClone. If SPKK, in the course of marketing and distribution of the Licensed Products, acquires any goodwill or reputation in the Marks, all such goodwill or reputation shall automatically vest in SciClone upon termination or expiration of this Agreement, without separate payment or other consideration to SPKK.

                  11.8.2 Defense of Marks. In the event SPKK becomes aware of any actual or threatened infringement of the Marks in the SPKK Territory, SPKK shall promptly notify SciClone. SPKK shall, at the request and expense of SciClone, do such acts or things as SciClone may reasonably require for the purpose of obtaining, maintaining, enforcing and preserving any of the Marks in the SPKK Territory; provided, however, that SPKK agrees that only SciClone has the right to enjoin any infringement or registration by a third party of the Marks; except that, in the event SciClone elects not to seek to enjoin any such infringement or registration, SPKK shall have the right, at its election and expense, to do so. SPKK agrees to cooperate fully with SciClone at the expense of SciClone if SciClone sues to enjoin such infringements or to oppose or invalidate any such registration.

                  11.8.3 Registration. SciClone acknowledges and agrees that within fourteen (14) business days after the Signing Date it shall file this Agreement with the Japanese Trademark Authorities for the purpose of registering SPKK therewith as a licensee of the Marks. If any additional filing or registration is required by applicable Japanese law to so register SPKK as a licensee of the Marks, SciClone shall do so. Costs for the foregoing shall be borne by SPKK as specified in Section 17.1 hereof.


                                   ARTICLE 12

                                TERM; TERMINATION

         12.1. Term. The term of this Agreement shall commence upon the Effective Date and expire upon the last to occur of: (i)) [*REDACTED] or (ii) [*REDACTED] or (iii) [*REDACTED]. Upon the expiration of this Agreement (as distinguished from an early termination of this Agreement), SPKK shall enjoy a non exclusive, royalty free, paid up license to all licenses from SciClone granted pursuant to this Agreement (including, without limitation, the right to use the Marks upon expiration), subject to Sections 2.2.2 and 12.2 hereof.

         12.2. Extension or Renewal; Right to Marks. Prior to expiration of this Agreement, SPKK and SciClone shall, where mutually beneficial, negotiate in good faith to extend or renew this Agreement and/or the Commercial Supply Agreement with the objective of continuing the relative economic benefits enjoyed by the parties prior to expiration, but taking into account the expiration of the relevant patents. In the event this Agreement is terminated by SPKK pursuant to
Section 12.4.2, SPKK shall retain the right and license to use the Marks as provided for in this Agreement. In the event this Agreement is terminated by SPKK pursuant to Section 12.4.1 or is terminated by SciClone pursuant to Section 12.3, then SPKK shall not have any further right or license to use the Marks.

----------------------
*Omitted and filed separately with the Commissioner.

         12.3. Termination by SciClone. SciClone may, in its sole discretion, terminate this Agreement, effective after the grace periods described below, by giving written notice of such termination to SPKK, if SPKK fails to comply with any material obligation of this Agreement, including without limitation, failure of SPKK to perform any of its material development obligations under Section 3.3 and Exhibit D, or failure of SPKK to make any payments when due and payable hereunder (except payment of amounts that are under bona fide dispute by SPKK, which dispute shall then be resolved promptly under the provisions of Article 15 hereof), and SPKK fails to cure such failure within sixty (60) days after written notice thereof by SciClone; provided, however, that if SPKK is unable to cure a failure for causes beyond its reasonable control pursuant to Section 17.8, then such sixty (60) day period shall be extended for a period of time reasonable under the circumstances. Upon effective termination by SciClone, all payments then outstanding under this Agreement shall become immediately due and payable. Upon any such termination by SciClone, all licenses from SciClone shall terminate.

         12.4. Termination by SPKK.

                  12.4.1  Termination Without Cause.

                      (a) Notwithstanding any provision in this Agreement to the contrary, SPKK shall have the right to terminate this Agreement [*REDACTED] SciClone of SPKK's intent to so terminate. Within [*REDACTED] days after said notice of intent, the CEOs of SPKK and SciClone shall meet in Japan to discuss said notice of intent to terminate (unless such CEOs have agreed in writing to an alternative process).

                      (b) If SPKK gives notice of intent to terminate this Agreement with respect to both the CHB and CHC indications, then at any time(s) after the [*REDACTED], SciClone shall give to SPKK all data then available which reasonably supports the commercial and/or scientific feasibility of the use of TA-1 for other indications in Japan and a written plan and budget as to the development of such other indication(s) (excluding CHB and CHC), of which SciClone is aware, whereupon SPKK shall have sixty (60) days to deliver to SciClone a written commitment to so develop and commercialize the SciClone Technology for said indication(s); and if SPKK does not so commit, then SPKK shall have no further rights with respect to said indication(s).

                      (c) During the [*REDACTED] period following any notice of intent to terminate given hereunder by either party, [*REDACTED].

                      (d) After receipt of any SPKK notice of intent to terminate, SciClone shall have the right to offer to any third party, whether in or outside of the SPKK Territory, the right to develop, use and sell TA 1 based products for any such rejected indication, although such rights may be granted to the third party only upon the effective date of the termination of SPKK's rights to said indication(s).


----------------------
*Omitted and filed separately with the Commissioner.

                      (e) If SPKK terminates this Agreement with respect to both the CHB and CHC indications, then SPKK shall have no further rights with respect to CHB and CHC indications; and SPKK's rights for all additional indications shall cease [*REDACTED] following said termination as to both the CHB and CHC indications, excepting only that SPKK's rights under this Agreement shall continue in full effect for any indication(s) with respect to which SPKK is pursuing and continues to pursue diligent development and/or commercialization efforts.

                      (f) At the time SPKK terminates this Agreement with respect to a particular indication(s), if SPKK has already then obtained the required regulatory and pricing approvals for marketing and selling Licensed Products for said rejected indication(s), then SciClone [*REDACTED] of net sales (defined according to the definition of Net Sales, mutatis mutandis) in Japan by SciClone or any new third party licensee of any such product(s) for the rejected indication(s). The rate of said [*REDACTED] shall depend upon the economic feasibility for SciClone and/or such new third party licensee to make a fair and customary profit and return of investment, and still have revenues from the sale of Licensed Products available to fund said [*REDACTED]. If SciClone and SPKK are not able to reach mutual agreement as to the amount of [*REDACTED] then such [*REDACTED] shall be determined pursuant to binding arbitration in accordance with the provisions of Exhibit J hereof. SciClone's [*REDACTED] incurred pursuant to this Section 12.4.1 shall be [*REDACTED] incurred by SPKK for the rejected indication(s) during the period commencing on the Signing Date and ending on the effective date of termination of this Agreement with respect to a particular indication(s) under this Section 12.4.1.

                  12.4.2 Termination For Breach. SPKK, in its sole discretion, may terminate this Agreement at any time, effective after the cure period described below, by giving written notice of such termination to SciClone, if SciClone fails to comply with any material obligation of this Agreement and SciClone fails to cure such failure within [*REDACTED] after written notice thereof by SPKK, provided, however, that if SciClone is unable to cure a failure for causes beyond its reasonable control pursuant to Section 17.8 hereof, then such [*REDACTED] shall be extended for a period of time reasonable under the circumstances. Upon any termination of this Agreement pursuant to this
Section 12.4.2, all licenses from SciClone shall continue in effect, subject to SPKK making payments to SciClone as contemplated by Section 6.3.6 hereof, and subject to reasonable renegotiation of Section 6.3.6 to reflect the changed contributions of the parties.

         12.5.   Effect of Termination.

                  12.5.1 Survival. Notwithstanding any termination or expiration, the provisions of Article 4, other than Sections 4.2 and 4.4, and Articles 9, 10, 11, 12, 13, 14, 15 and 17, and Section 7.4 shall survive to the extent required therein.

                  12.5.2 Data Regulatory Filings. Upon termination of this Agreement by SciClone in accordance with 12.3, or upon termination of this Agreement by SPKK in accordance with Section 12.4.1, SPKK shall promptly transfer or assign to SciClone (or its designee), to the extent



----------------------
*Omitted and filed separately with the Commissioner.

permitted by law, any and all licenses issued by the Japanese regulatory authorities with respect to the Licensed Products, and shall deliver to SciClone any and all Program Data and Improvements, and any and all Licensed Products and TA 1 Material in its possession. SciClone shall pay to SPKK SPKK's actual cost of such Licensed Products and TA 1 Material.

         12.6. SciClone Retained Rights. Notwithstanding anything to the contrary contained in this Agreement, in the event that this Agreement is terminated pursuant to Sections 12.3 or 12.4.1, then: (a) SciClone shall have full rights (and SPKK shall have no rights) to (i) develop, commercialize, make and sell Licensed Products, (ii) use Alpha Technology, SciClone Technology, SciClone Sublicensee Technology, Alpha Sublicensee Technology, SciClone Inventions and Joint Inventions, (iii) own and use all Regulatory Filings and Program Data, and (iv) own and use exclusively all Marks; and (b) the license to the SPKK Inventions set forth in Section 4.4 hereof shall survive such termination.


                                   ARTICLE 13

                                 INDEMNIFICATION

         13.1. Indemnification by SPKK. SPKK expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold SciClone harmless from and against all claims, damages, losses, costs and expenses, including attorneys' fees, arising in favor of any person, firm or corporation resulting from or arising out of SPKK's liability in any way relating to the Licensed Products ("Claims"), including without limitation, the manufacture, packaging, use, sale or other distribution of Licensed Products by SPKK, or any representation made or warranty given by SPKK with respect to any Licensed Product, provided that SciClone (i) gives SPKK notice of such claim, (ii) cooperates with SPKK, at SPKK's expense, in the defense of such claim, and (iii) gives SPKK the right to control the defense and settlement of any such claim, except that SPKK shall not enter into any settlement which affects SciClone's rights or interest without SciClone's prior written approval; provided, however, that SPKK shall not so indemnify and hold SciClone harmless for any Claims arising from defects in any TA 1 Material supplied by SciClone which are present at the time of acceptance of such TA 1 Material by SPKK. SciClone shall have no authority to settle any claim on behalf of SPKK.

         13.2. Indemnification. SciClone expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold SPKK harmless from and against all claims, damages, losses, costs and expenses, including attorneys' fees, arising in favor of any person, firm or corporation arising out of liability based on: (a) claims arising from defects in any TA 1 Material supplied by SciClone which are present at the time of acceptance of such TA 1 Material by SPKK; (b) a claim that the use by SPKK of the SciClone Technical Information infringes any proprietary rights of third parties; or (c) a claim that the use of the Marks by SPKK in accordance with this Agreement infringes any proprietary rights of third parties. SciClone shall be liable for all such claims, damages, losses and the like incurred by SPKK, provided that SPKK (i) gives SciClone prompt notice of such claim, (ii) cooperates with SciClone, at SciClone's expense, in the defense of such claim, and (iii) gives SciClone the right to control the defense and settlement of any such claim, except that SciClone shall not enter into any settlement that affects SPKK's rights or interest without SPKK's prior written approval. SPKK shall have no authority to settle any claim on behalf of SciClone.

                                   ARTICLE 14

                    DISCLAIMER OF WARRANTIES; FURTHER ACTION

      14.1       Disclaimers.

                  14.1.1 SciClone Disclaimer. THE ALPHA TECHNOLOGY, SCICLONE TECHNOLOGY, ALPHA SUBLICENSEE TECHNOLOGY AND SCICLONE SUBLICENSEE TECHNOLOGY PROVIDED BY SCICLONE HEREUNDER ARE PROVIDED "AS IS" AND, EXCEPT AS PROVIDED IN
Section 13.2 ABOVE, SCICLONE HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, SciClone expressly does not warrant
(i) the success of any study or test commenced pursuant to the Development Program, or (ii) the safety or usefulness for any purpose of TA 1, Alpha Technology, SciClone Technology, Alpha Sublicensee Technology, SciClone Sublicensee Technology, or Program Data.

                  14.1.2 SPKK Disclaimer. THE PROGRAM DATA, IMPROVEMENTS, SPKK INVENTIONS AND JOINT INVENTIONS PROVIDED BY SPKK HEREUNDER ARE PROVIDED "AS IS" AND, EXCEPT AS PROVIDED IN SECTION 13.1 ABOVE, SPKK HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, SPKK expressly does not warrant the safety or usefulness for any purpose of the Program Data, or any Improvement, SPKK Invention or Joint Invention.

         14.2. Additional Documents. Each party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

                                   ARTICLE 15

                   DISPUTE RESOLUTION; VENUE AND GOVERNING LAW

         15.1. Dispute Resolution. In the event that at any time during the term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of or performance under this Agreement, or the breach, or invalidity thereof, the parties will attempt in good faith to resolve their differences before resorting to the termination procedures provided in Article 12 of this Agreement. If the dispute relates primarily to regulatory issues or the Development Program, it shall be negotiated by the Development Coordinators, and if it relates primarily to commercial or marketing issues, it shall be negotiated by the Marketing Coordinators. If the appropriate Coordinators cannot resolve the disputed matter within thirty (30) days, such matter shall be referred to the Chief Executive Officers of the parties (or their designees) for an additional thirty (30) days of negotiating, following which, subject to the provisions of Sections 15.2,
17.8 and Exhibit J hereof, the dispute shall be resolved by binding arbitration pursuant to Exhibit J, subject to the right of either party to take any action and seek any remedy it may have at law or in equity, including specific performance and injunctive relief, to protect the party's rights pending the outcome of the arbitration.

         15.2. Governing Law, Jurisdiction and Venue. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, U.S.A., as applied to agreements executed and performed entirely in California by California residents, without regard to conflicts of laws rules, and in no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods. The parties each acknowledge and agree in the event that any disagreement, dispute, controversy or claim that is not resolved pursuant to Section 15.1 shall be resolved through binding arbitration under the provisions set forth in Exhibit J, which is attached hereto and incorporated herein by reference.


                                   ARTICLE 16

                             [INTENTIONALLY OMITTED]


                                   ARTICLE 17

                                  MISCELLANEOUS

         17.1. Agreement Registration  SPKK shall [*REDACTED].

         17.2. Waiver. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

         17.3. Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in part or in whole by any party without the prior written consent of the other; provided, however, that either party may assign all or part of this Agreement to any of its Affiliates, and either party shall assign this Agreement to any successor by merger or sale of substantially all of its business unit to which this Agreement relates in a manner such that both the assignor and the assignee will be liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement will be binding upon the


----------------------
*Omitted and filed separately with the Commissioner.

successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this Section will be void.

         17.4. Payments; Reports. All payments due hereunder shall be paid by SPKK to SciClone in U.S. Dollars. During each quarter during which any amount is due hereunder from SPKK to SciClone, SPKK shall prepare and deliver to SciClone a report of a financial officer of SPKK detailing the basis for all calculations of amounts due in such quarter. [*REDACTED]. SPKK shall obtain a receipt from [*REDACTED] for all [*REDACTED] and forward such receipts to SciClone. In addition, SPKK agrees to take all reasonable steps which may be necessary or appropriate to enable or assist SciClone to make appropriate claims under any double taxation or similar agreement or treaty from time to time in force.

         17.5. Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five days (5) after mailing by registered or certified mail, postage paid, to the other party at the following address:

                  In the case of SciClone:
                                    SciClone Pharmaceuticals, Inc.
                                    901 Mariners Island Boulevard, #315
                                    San Mateo, California 94404
                                    Telephone: 415/358 3456
                                    FAX: 415/358 3469
                                    Attn.:  Chief Executive Officer

                  In the case of SPKK:
                                    Schering Plough K.K.
                                    Urban Ace Kitahama Building
                                    2 3 7 Hiranomachi
                                    Chuo Ku, Osaka 541 Japan
                                    Telephone: 81 6 201 1701
                                    FAX: 81 6 201 1791
                                    Attn.:  President

                  with a copy to:
                                    Schering Corporation
                                    2000 Galloping Hill Road
                                    Kenilworth, New Jersey 07033
                                    Telephone: 908/298 4684
                                    FAX: 908/298 5379
                                    Attn.:  Vice President, Business Development



----------------------
*Omitted and filed separately with the Commissioner.

Either party may change its address for communications by a notice to the other party in accordance with this section.

         17.6. Headings and Title. The title of this Agreement and the headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         17.7. Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

         17.8. Force Majeure. Any delays in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions or other governmental action or inaction, strikes or other concerted acts of workers, fire, flood, weather, unavoidable accident, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

         17.9. Government Approvals. All governmental approvals or consents required for the export of TA l Material as provided hereunder shall be the responsibility of SciClone, and all governmental approvals or consents required for the importation of TA l Material as provided hereunder shall be the responsibility of SPKK, provided, that each party agrees to cooperate fully, at its own expense, with the other party in obtaining such approvals or consents.

         17.10. Official Language. The official text of this Agreement and any appendices, exhibits and schedules hereto, or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

         17.11. Independent Contractors. In making and performing this Agreement, SPKK and SciClone act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between SciClone and SPKK. At no time shall one party make any commitment or incur any charge or expense for or in the name of the other party.

         17.12. Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

         17.13. Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

         17.14. Parties Advised by Counsel. No Interpretation Against Drafter. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. Accordingly, any rule of law, including Section 1654 of the California Civil Code, as well as any other statute, law, ordinance, or common law principle or other authority of any jurisdiction of similar effect, or legal decision that would require interpretation of any ambiguities in this Agreement against the party who has drafted it is not applicable and is hereby waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney for or representative of that party drafted this Agreement or participated in the drafting of this Agreement.

         17.15. Entire Agreement. This Agreement together with any and all Schedules and Exhibits referred to herein embodies the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, including the previously existing License, Development and Supply Agreement dated as of January 2, 1993.

         17.16. Future Agreements. Whenever in this Agreement it is specified that the parties will mutually agree on a matter, the parties shall use diligent and good faith efforts to agree upon commercially reasonable terms, taking into consideration all relevant facts and circumstances. In the event that the parties are unable to reach such an agreement, then either party may submit the unresolved matter to binding arbitration, in accordance with the provisions set forth in Exhibit J.

         17.17. Counterparts. This Agreement may be signed in counterparts, and signatures may be transmitted by facsimile.

         IN WITNESS WHEREOF, both SPKK and SciClone have executed this Agreement by their respective officers hereunto duly authorized.


SCHERING PLOUGH K.K.                        SCICLONE PHARMACEUTICALS, INC.



By:_________________________                By:__________________________
         Masao Torii                                 Donald Sellers
         President                                   President

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